Exhibit 23.1

                   [LETTERHEAD OF RACHLIN COHEN & HOLTZ LLP]
                              Accountants Advisors

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Silverstar Holdings, LTD. of our report dated August 29, 2005, with respect to the consolidated financial statements of Silverstar Holdings, LTD contained in the Annual Report on Form 10-K which was previously filed by Silverstar Holdings, LTD. on September 28, 2005.

                         /s/ Rachlin Cohen & Holtz LLP
                           RACHLIN COHEN & HOLTZ LLP
                          Certified Public Accountants

Fort Lauderdale, Florida
February 21, 2006

                           Rachlin Cohen & Holtz LLP
    450 East Las Olas Boulevard . Suite 950 . Fort Lauderdale, Florida 33301
             Phone 954 525 1040 . Fax 954 525 2004 www.rachlin.com

               An Independent Member of Baker Tilly International
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